Exhibit 99.1

Equipment Sales and Service, Inc.

FINANCIAL STATEMENTS

December 31, 2013 AND 2012

Equipment Sales and Service, Inc.

Table of Contents

December 31, 2013 AND 2012

Page
Independent Auditors’ Report	3
Financial Statements
Balance Sheets	4
Statement of Operations and Retained Earnings	5
Statement of Cash Flows	6
Notes to Financial Statements	7-12

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2451 N. McMullen Booth Road Suite.308 Clearwater, FL 33759 Toll fee: 855.334.0934 Fax: 800.581.1908

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Stockholders of

Equipment Sales and Service, Inc.

We have audited the accompanying balance sheet of Equipment Sales and Service, Inc. as of December 31, 2013 and 2012, and the related statement of operations and retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Equipment Sales and Service, Inc. as of December 31, 2013 and 2012, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.

DKM Certified Public Accountants

Clearwater, Florida

December 20, 2014

PCAOB Registered

AICPA Member

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Equipment Sales and Service, Inc.

BALANCE SHEETS

DECEMBER 31, 2013 AND 2012

	2013	2012
ASSETS:

Cash and cash equivalents	$60,103	$33,487
Accounts receivable, net	189,569	150,836
Inventories	330,025	340,670
Prepaid expenses	23,424	22,697
Total current assets	603,121	2,216,760

Property, plant, and equipment, net	92,293	95,729
Other assets	45	1,409
Total assets	$695,459	$644,829

LIABILITIES AND STOCKHOLDERS' EQUITY:

Accounts payable	$35,107	$34,484
Accrued expenses	14,631	15,087
Income tax payable	29,400	28,000
Total current liabilities	79,138	77,571

Total liabilities	79,138	77,571

Stockholders' equity :
Common stock; $1 par value, 100,000 shares authorized, 100,000 shares issued and outstanding at December 31, 2013 and 2012	500	500
Additional paid in capital	49,500	49,500
Less cost of treasury stock	(216,708)	(216,708)
Retained earnings	783,029	733,966
Total stockholders' equity	616,321	567,258
Total liabilities, and stockholders' equity	$695,459	$644,829

The accompanying notes are an integral part of these financial statements.

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Equipment Sales and Service, Inc.

STATEMENTS OF OPERATIONS AND RETAINED EARNINGS

YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012

Revenue	$2,028,540	$1,785,039
Cost of sales and contract costs	(1,263,969)	(1,206,984)

Gross Profit	764,570	578,055

General & administrative expenses	681,307	501,347
Operating income	83,263	76,708

Other income / (expense)
Interest income	4,800	1,834
Interest Expense	-	(4,193)
Total other income / (expense)	4,800	(2,359)

Loss before income tax provision	78,463	74,349

Provision for income tax	29,400	28,000

Net Loss	49,063	46,349
Prior Year Retained Earnings	733,966	687,617

Current Year Retained Earnings	$793,429	$733,966

The accompanying notes are an integral part of these financial statements.

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Equipment Sales and Service, Inc.

STATEMENTS OF CASH FLOWS

YEARS ENDED DECEMBER 31, 2013 AND 2012

	2013	2012
Cash flows from operating activities:
Net loss	$49,063	$46,349
Adjustments to reconcile net income to net cash provided (used by operating activities:
Depreciation	16,301	23,149
Bad debt expense	4,722	3,957
Changes in operating assets and liabilities:
Accounts receivable	(43,455)	(9,432)
Inventories	10,645	(80,407)
Prepaid expenses	(727)	(2,697)
Accounts Payable	623	1,702
Accrued Expenses	(456)	130
Income tax payable	1,400	28,000
Net cash provided (used) by operating activities	$38,116	$10,751

Cash flows from investing activities:
Cash paid for equipment	(11,500)	(16,631)
Net cash provided (used) by investing activities	$(11,500)	$(16,631)

Net increase (decrease) in cash and cash equivalents	26,616	(5,880)

Cash and cash equivalents at beginning of year	33,487	39,367
Cash and cash equivalents at end of year	$60,103	$33,487

Supplemental disclosure of cash flow information:
Cash paid for:
Interest	$-	$4,193
Taxes	$-	$-

The accompanying notes are an integral part of these financial statements.

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1. Description of the Company:

Equipment Sales and Service, Inc. (“Company” or “ESSI”) is a Florida corporation incorporated on April 25, 1991. ESSI is engaged in the sale and servicing of welding equipment and supplies in west central Florida from its headquarters facility in Clearwater, Florida. The Company sells equipment, supplies and accessories and industrial gases for commercial and retail customers.

2. Summary of Significant Accounting Policies:

Basis of Presentation

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principals require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

Use of Estimates

The Company prepares its financial statements in conformity with generally accepted accounting principles in the United States of America. These principals require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Management believes that these estimates are reasonable and have been discussed with the Board of Directors; however, actual results could differ from those estimates.

Cash and Cash Equivalents

The majority of cash is maintained with a major financial institution in the United States.  Deposits with this bank may exceed the amount of insurance provided on such deposits.  For the periods reported, nothing exceeded the Federal Deposit Insurance Corporation (FDIC) limits. Generally, these deposits may be redeemed on demand and, therefore, bear minimal risk.  The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Accounts Receivable, Credit

Accounts receivable consist of amounts due for the sale and delivery of industrial gases welding equipment, supplies and accessories and cylinder rentals to customers.    An allowance for doubtful accounts is considered to be established for any amounts that may not be recoverable, which is based on an analysis of the Company’s customer credit worthiness, and current economic trends.  Based on management’s review of accounts receivable, allowances for doubtful accounts were established as deemed necessary.   Receivables are determined to be past due, based on payment terms of original invoices.  The Company does not typically charge interest on past due receivables.

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Revenue Recognition

The Company generates revenue through the following: (1) Sale of industrial gases or hard goods and (2) Sale of welding and fabrication equipment and supplies, (3) rental of gas cylinders.

•	Revenue for industrial gases is recognized when shipments are made to customers. The Company recognizes a sale when the product has been shipped and risk of loss has passed to the customer.

•	Revenue generated from sales and servicing of equipment and supplies are recognized when customers pick-up the equipment purchased or repaired or the Company has delivered the products to the customers’ location.

•	Rental fees are charged at the end of each month when customers hold full or partially empty gas cylinders at their location for extended periods. Rental charges cease when the cylinders are returned to the Company.

Inventories

Inventories are stated at the lower of standard cost or market, which approximates actual cost. Cost is determined using the first-in, first-out method.  Inventory is comprised of bulk gases, filled and empty gas cylinders welding equipment, supplies and accessories available for sale.

Long-Lived Assets

Property and equipment is stated at cost.  Depreciation is computed by the straight-line method over estimated useful lives (3-7 years).

Intellectual property assets are stated at their fair value acquisition cost. Amortization of intellectual property assets is calculated by the straight line method over their estimated useful lives (15 years).

Historical costs are reviewed and evaluated for their net realizable value of the assets.  The carrying amount of all long-lived assets is evaluated periodically to determine if adjustment to the depreciation and amortization period or the unamortized balance is warranted. Based upon its most recent analysis, the Company believes that no impairment of property and equipment existed for the periods reported.

Long-lived assets such as property, equipment and identifiable intangibles are reviewed for impairment whenever facts and circumstances indicate that the carrying value may not be recoverable.  When required impairment losses on assets to be held and used are recognized based on the fair value of the asset.  The fair value is determined based on estimates of future cash flows, market value of similar assets, if available, or independent appraisals, if required.  If the carrying amount of the long-lived asset is in excess of its fair value, an impairment loss is recognized for the difference between the carrying amount and fair value of the asset.  When fair values are not available, the Company estimates fair value using the expected future cash flows discounted at a rate commensurate with the risk associated with the recovery of the assets.  We did not recognize any impairment losses for any periods presented.

Income Taxes

The Company has elected to report to United States tax authorities as an S-Corporation. As such the net income of the Company was passed through to the owners’ and taxed at the owners’ income tax rates. For purposes of these statements, the Company has recorded income taxes under the liability method as if the Company was a C-Corporation for the years ended December 31, 2013 and 2012.

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Deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purpose, referred to as temporary differences. Deferred tax assets and liabilities at the end of each period are determined using the currently enacted tax rates applied to taxable income in the periods in which the deferred tax assets and liabilities are expected to be settled or realized.

Fair Value of Financial Instruments

The Company accounts for its financial assets and liabilities using a fair value hierarchy that distinguishes between (1) market participant assumptions developed based on market data obtained from independent sources (observable inputs) and (2) an entity's own assumptions about market participant assumptions developed based 011 the best information available in the circumstances (unobservable inputs). The fair value hierarchy consists of three broad levels as follows:

•	Level 1 – Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.
•	Level 2 - Inputs other than quoted prices included within Level I that are observable for the asset or liability, either directly or indirectly, including quoted prices for similar assets or liabilities in active mark; quoted prices for identical or similar assets or liabilities in markets that are not active; inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates); and inputs that are derived principally from or correlation or other means
•	Level 3 - Inputs that are both significant to the fair value measurement and unobservable

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management as of December 31, 2013. The respective carrying value of certain on-balance-sheet financial instruments such as contracts receivable and retention, other current assets, accounts payable and accrued expenses approximated their fair values due to the short-term nature of these instruments. The fair value of the Company's notes payable is estimated based on current rates that would be available for debt of similar terms which is not significantly different from its stated value.

Warranty

Many contracts call for a warranty period of one year. Warranty expenses are recognized as incurred and no reserve for warranty expense is maintained by the Company.

Concentration of Credit Risk

The Company is subject to credit risk created by the economic conditions in Florida, in particularly as it related to industrial activity and the construction industry. Cash is maintained at FDIC insured institutions and at times may exceed insured limits. Management monitors the financial institutions used and the Company has not experienced any losses on its deposits in financial institutions.

Advertising Costs

Advertising expenses are expensed as incurred and are included in selling, general and administrative expenses. The Company spent $0 and $0 on advertising during the years ended December 31, 2013 and 2012.

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Shipping Costs

The Company includes shipping costs and freight-in costs in cost of goods sold.  Total freight-in included in cost of goods sold expense was $10,643 and $13,044 for the years ended December 31, 2013 and 2012, respectively.

Subsequent Events

Management has evaluated subsequent events through December 31, 2014. On October 25, 2014, the stock of the Company was purchased by an unrelated party and a change in control occurred.

3. Recently Issued Accounting Pronouncements

The Company reviews new accounting standards as issued.  No new standards had any material effect on these financial statements.  The accounting pronouncements issued subsequent to the date of these financial statements that were considered significant by management were evaluated for the potential effect on these consolidated financial statements.  Management does not believe any of the subsequent pronouncements will have a material effect on these consolidated financial statements as presented and does not anticipate the need for any future restatement of these consolidated financial statements because of the retro-active application of any accounting pronouncements issued subsequent to December 31, 2011 through the date these financial statements were issued.

4. Accounts Receivable:

Accounts receivable consist of the following at December 31, 2013 and 2012:

	2013	2012

Completed and uncompleted projects	$210,632	$167,596

Less allowance for doubtful accounts	(21,063)	(16,760)

	$189,569	$150,836

Bad debt expense for the years ended December 31, 2013 and 2012 were $5,834 and $3,957, respectively.

5. Customer Concentration

During the year ended December 31, 2013 and 2012, there were no significant concentrations of revenues or receivables from any particular customers.

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6. Inventories:

Inventories at December 31, 2013 and 2012 consist of the following:

	2013	2012

Merchandise and supplies	$273,597	$295,858
Pressurized gas in cylinders	33,935	24,187
Bulk gas	3,859	1,755
Other	18,634	18,870
Net value of Property, Plant and Equipment	$330,025	$340,670

7. Property Plant and Equipment:

Property, Plant and Equipment at December 31, 2013 and 2012 consist of the following:

	2013	2012

Machinery and equipment	$942,518	$751,721
Vehicles	81,833	81,833
Leasehold improvements	46,072	33,572
Office furniture, fixtures and others	8,139	8,139
	1,078,562	875,265

Less accumulated depreciation	(986,269)	(778,171)

Net value of Property, Plant and Equipment	$92,293	$97,094

Depreciation expense for the years ended December 31, 2013 and 2012 was $16,301 and $23,149, respectively.

8. Equity

The Company has authorized 1,000 shares of common stock. At December 31, 2013 and 2012, there were 500 shares issued and outstanding.

9. Income Taxes

The Company reports its income taxes as an S-Corporation. As such the net income of the Company was passed through to the owners’ and taxed at the owners’ income tax rates. For purposes of these statements, we have recorded income tax expense as if the Company was a C-Corporation. Distributions of earnings by the S-Corporation have been reclassified as compensation to the owners. Income taxes payable at December 31, 2013 and 2012 are payable by the owner.

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The estimated federal and state tax provisions for a C-Corporation for the years ended December 31, 2013 and 2012 are as follows:

	2014	2013
Federal tax provision	$26,700	$25,300
State tax provision	2,700	2,700
	29,400	28,000

Less valuation allowance	-	-

Estimated tax provision	$29,400	$28,000

The Company has no recorded deferred tax assets and liabilities at December 31, 2013 and 2012.

10. Related Party Transactions

The Company leases land and buildings from an owner, a related party. The lease is on a year to year basis at $2,500 per month. Total rent expense for the year ended December 31, 2013 and 2012 was $30,000 and $28,200, respectively, on the property.

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